Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

LINE OF CREDIT

CONVERTIBLE PROMISSORY NOTE

US $3,000,000	Date of Issuance
November 27, 2024

FOR VALUE RECEIVED, Loop Media, Inc., a Nevada corporation (the “Company” or the “Borrower”), hereby promises to pay to Excel Family Partners, LLLP (with its permitted assigns, the “Holder” or the “Lender”), the aggregate of such amounts Lender has disbursed to the Borrower during the period from the date of issuance set forth above (the “Issue Date”) to the Maturity Date (defined below), up to the principal sum of three million US dollars (US $3,000,000.00) (the “Principal Amount” and such advances, the “Loan” or “Advances”), together with all accrued interest on the Principal Amount of all Advances made hereunder from the date such Advance was made, including any Advances made prior to the Issue Date, pursuant to the terms of this Line of Credit Convertible Promissory Note (the “Note”). This Note is issued as of the Issue Date. The Company further promises to pay interest on the outstanding Principal Amount from time to time in the manner and at the rates specified in Section 2 hereof. In no event shall this Note be construed to require payment of interest in an amount in excess of the maximum allowed by law, and if such payment is made by the Company, then such excess sum shall be credited by the Holder as a payment of principal. This Note evidences a commercial loan made for business purposes pursuant to that certain Non-Revolving Line of Credit Loan Agreement dated as of the Issue Date of this Note (the “Loan Agreement”). Capitalized terms used in this Note that are not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

This Note evidences the Loan incurred under the Loan Agreement to which reference is made for a statement of the terms and provisions thereof, including those under which such indebtedness may be declared to be immediately due and payable. This Note is entitled to the benefits of, inter alia, the Loan Agreement and the other Loan Documents.

1. Payment of Principal. Unless converted into common stock of the Company, par value $0.0001 per share (the “Common Stock”), the entire principal amount of this Note, plus accrued and unpaid Interest, will be due and payable by the Company on the date that is twelve (12) months after the Issue Date (the “Maturity Date”); provided, however, that the Maturity Date may be extended by an additional twelve (12) months at the request of the Company and upon written consent by the Holder, which consent shall not be unreasonably withheld. The Company shall have the privilege and option, in its sole and absolute discretion, without penalty or forfeiture, to pay the entire principal amount of this Note or any part thereof, together with accrued and unpaid Interest, at any time on or before the Maturity Date. All payments of principal and Interest (as defined in this Note) will be made in cash in lawful money of the United States of America paid and delivered, in immediately available funds, at the principal office of such Holder, or at such other place as such Holder may from time to time designate in writing to the Company.

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2. Interest; Interest Rates. Until the Principal Amount is repaid in full, interest of twenty percent (20%) per annum shall accrue on the outstanding Principal Amount from and including the Issue Date (the “Interest”) and be paid to Holder in arrears in cash on the first business day of each calendar month, beginning on January 1, 2025. If any payment is more than five (5) Business Days late, Borrower agrees to pay Lender a late charge equal to five percent (5.0%) of such payment (“Late Fee”). The provisions of this Note establishing a Late Fee shall not be deemed to extend the time for any payment due or to constitute a “grace period” giving Borrower a right to cure such default. If any payment becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day. All Interest will be computed on the basis of a 360-day year of twelve (12) 30-day months but charged for the actual number of days elapsed. Interest hereunder will be paid to the Holder or its permitted assignee in whose name this Note is registered on the records of the Company. After the Maturity Date or due date on this Note (whether at the stated maturity, by acceleration, or otherwise), interest shall be charged on the respective principal amount remaining unpaid at a rate specified in the Loan Agreement, until paid.

3. Certain Events.

3.1 Definitions.

(a) “Amount Due” means, at any date of determination, the sum of the outstanding Principal Amount plus all accrued and unpaid Interest thereon.

(b) “Change of Control” means any of the following events or series of related events: (i) the sale, lease, exchange, license or other transfer of all or substantially all of the Company’s assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the transfer, directly or indirectly, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the fully diluted equity interests in the Company (but excluding for the purposes of the calculation of the fully diluted equity interests in the Company, any Common Stock that would be issued on conversion of the Note (the “Conversion Shares”)); or (iii) any merger, or other similar transaction to which the Company is a party as a result of which the shareholders of the Company immediately prior to such transaction beneficially own less than 50% of the aggregate voting power of the fully diluted equity interests in the surviving Person (or, if the Common Stock is exchanged for or otherwise converted into common equity of another Person in such transaction, the successor company) (but excluding for the purposes of the calculation of the fully diluted equity interests in the Company, any Common Stock that would be issued on conversion of the then outstanding Principal Amount of issued Note and any accrued and unpaid Interest thereon). Notwithstanding the foregoing, a bona fide equity financing transaction in which the Company is the surviving corporation and the proceeds of such transaction are to be used to repurchase or redeem capital stock of the Company shall not be deemed to be a Change of Control.

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(c) “Change of Control Effective Date” means the date on which a Change of Control occurs.

(d) “Change of Control Notice” means a notice from the Company to the Holder stating: (i) that a Change of Control is anticipated to occur and that describes the material financial terms of such Change of Control; and (ii) the anticipated Change of Control Effective Date with respect to such Change of Control.

3.2 Conversion Option. The Holder shall have the right, at any time on or following the Issue Date, to convert all or any portion of the Amount Due into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below); provided, however, that notwithstanding anything to the contrary contained herein, the Holder shall not have the right to convert any portion of this Note, pursuant to this Section 3.2, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The “Beneficial Ownership Limitation” shall be 29.99% of the number of shares of the Common Stock outstanding at the time of the respective calculation hereunder. “Conversion Price” shall mean seventy percent (70%) of the lowest VWAP (as defined below) on any Trading Day (as defined below) during the ten (10) Trading Days prior to the respective Conversion Date (as defined below). “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on a Principal Market. “Principal Market” shall mean the principal securities exchange or trading market where such Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg or other similar quotation service designed by the Company. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

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3.3 Change of Control Options. Upon a Change of Control, the Holder shall have the option to convert all or any portion of the Amount Due into Conversion Shares as provided herein. The Company shall deliver to the Holder a Change of Control Notice no less than thirty (30) days prior to any anticipated Change of Control Effective Date. The Holder will be required to make any applicable election (a “Change of Control Election”) with respect to the Note in writing by notice to the Company no later than the tenth (10th) day after delivery of the applicable Change of Control Notice (the “Change of Control Election Deadline”), and specify the amount elected to be converted by the Holder (the “Change of Control Conversion Amount”). Following delivery of such Change of Control Notice, the Company shall provide the Holder with such information regarding the terms of such Change of Control as they may reasonably request, subject to any restrictions on the Company pursuant to any applicable confidentiality agreement. Any such election to convert the Note in connection with a Change of Control shall be irrevocable once delivered to the Company. If the Holder timely delivers a Change of Control Election, the Change of Control Conversion Amount shall automatically convert immediately prior to the Change of Control Effective Date into an amount of Conversion Shares equal to 1.15 times the result of (x) the Change of Control Conversion Amount divided by (y) the Conversion Price in effect on the last Trading Day immediately preceding the Change of Control Election Deadline. Any remaining portion of the Amount Due that the Holder does not elect to convert pursuant to this Section 3.3 shall be paid in cash by the Company at the closing of the Change of Control.

3.4 Mechanics of Conversion.

(a) Notice. To exercise Holder’s conversion rights set forth in Section 3.2 above: (i) the Holder shall transmit by electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. PST, on the applicable conversion date (each a “Conversion Date”), a copy of an executed notice of conversion setting forth the portion of the Amount Due that the Holder desires to convert (the “Conversion Notice”) to the Company; and (ii) the Holder shall surrender this Note to a reputable common carrier for delivery to the Company (or shall provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) on or prior to the Conversion Date.

(b) No Fractional Shares. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company will pay to such Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

(c) Release of Company. Upon full or partial conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to the Amount Due being converted including, without limitation, the obligation to pay such portion of the Amount Due.

(d) Delivery of Shares. Within ten (10) business days after each Conversion Date, the Company (at its expense) will instruct its transfer agent to deliver the Common Stock specified in the Conversion Notice to the Holder.

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3.5 Impairment. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, conversion, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and this Note in the taking of all such action as may be necessary or appropriate in order to protect the conversion right against impairment.

4. Voting Rights. The Holder shall have no shareholder voting rights as the holder of this Note.

5. Default. Borrower shall be in default under this Note upon the occurrence of an Event of Default under the Loan Agreement. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company, this Note shall accelerate, and all principal and Interest accrued hereon shall become due and payable

6. Miscellaneous.

6.1 Transfers; Successors and Assigns. This Note may not be offered, encumbered, sold, assigned or transferred by the Holder without the prior written consent of the Company. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends on this Note. The terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder.

6.2 Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the State of Florida or federal courts located in the State of Florida. The Company and Holder hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute (including actions by the Holder to enforce the terms of this Note) brought in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

6.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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6.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

6.5 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by e-mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon delivery by e-mail, with accurate confirmation generated by the transmitting machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications shall be:

If to the Company, to:

LOOP MEDIA, INC.

2600 West Olive Avenue, PMB 54470

Burbank, CA 91505

Email: _______________

If to the Holder:

EXCEL FAMILY PARTNERS, LLLP

103 Plaza Drive, Suite B

St. Clairsville, Ohio 43950

Attention: Bruce Cassidy, Manager (_______________)

Copy to: Denise Penz (_______________)

6.6 Entire Agreement; Amendments and Waivers. This Note and the Loan Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 6.6 will be binding upon the Company, the Holder, and each future holder of the Note.

6.7 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of this Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

6.8 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

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6.9 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

6.10 Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

6.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE CONVERSION SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO, AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Enforceability. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note, when issued in compliance with the provisions of this Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances (if permissible under applicable state and federal securities laws) and issued in compliance with all applicable state and federal securities laws.

[SIGNATURE PAGES FOLLOW]

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In witness whereof, the undersigned have executed this Note as of the Issue Date.

COMPANY:

LOOP MEDIA, INC.

By:	/s/ Ari Olgun
Name: Ari Olgun
Title: Interim Chief Financial Officer

HOLDER:

EXCEL FAMILY PARTNRS, LLLP

By:	Fortress Holdings, LLC, its General Partner

By:	/s/ Bruce A. Cassidy Sr.
Name:	Bruce A. Cassidy Sr.
Title:	Manager